IN THE UNITED STATES COURT OF FEDERAL CLAIMS

UNITED STATES ENRICHMENT CORPORATION, Plaintiff, vs. UNITED STATES, Defendant.	Case No. 15-68C (Judge Kathryn C. Davis)

SETTLEMENT AGREEMENT

This Settlement Agreement (Agreement) is between Plaintiff United States Enrichment Corporation (USEC), represented by Thomas Lemmer of the law firm Dentons US LLP, and Defendant the United States (United States or Government), represented by the Department of Justice (together, the Parties). For the purpose of disposing of USEC's claims, without any further judicial proceedings, and without there being any trial or adjudication of any issue of law or fact, and without constituting an admission of liability by either Party, and for no other purpose, the Parties stipulate and agree as follows:

1. On January 23, 2015, USEC filed this lawsuit in the Court of Federal Claims, contending that the United States breached a contractual obligation under Cost Accounting Standard (CAS) 413-50(12) to pay USEC for the United States' share of a segment-closing adjustment for pension and post-retirement benefits (PRBs) costs that were incurred for USEC's Portsmouth Segment while performing work for the Department of Energy (DOE). Cross motions for summary judgment that the Parties filed in the fall of 2020 are currently pending, as is a motion by the Government to strike certain expert opinions. On January 14, 2021, the Court stayed this case at the request of the Parties in order to provide the Parties an opportunity to negotiate a resolution to this case without further litigation.

2. USEC's actuary asserted that the Government's share of unfunded pension liability for the Portsmouth Segment is $52.3 million and that the Government's share of unfunded PRB medical liability for personnel covered by the USEC Privatization Act for the Portsmouth Segment is $15 million.

3. The Government's actuary asserted that for purposes of determining a CAS 413 segment closing, USEC's pension and PRB plans had been overfunded (i.e., there was a surplus) and, therefore, USEC should not recover any amounts in the Case.

4. USEC has offered to settle this matter and to dismiss its claims in exchange for payment by the United States in the amount of $43,500,000 (forty-three million, five hundred thousand dollars); this amount is comprised of $37,004,611 of principle and $6,495,389 of interest. This amount is inclusive of all damages, interest, attorney fees, or out of pocket costs or expenses to the end of the case, and all administrative fees and costs to the end of the case (the "Settlement Amount").

5. Plaintiff's offer has been accepted on behalf of the Attorney General.

6. Upon its receipt of the $43,500,000 payment in full, Plaintiff releases, waives, and abandons all claims against the United States, its political subdivisions, its officers, agents, and employees, arising out of or related to its claims for pension or PRB costs incurred as a result of performing work for the Department of Energy, regardless of whether they were included in the complaint, including, but not limited to, any related claims for costs, expenses, attorney fees, interest, and damages of any sort.

7. Within 30 days of receipt of the Settlement Amount, Plaintiff will contribute the Settlement Amount into the pension trust fund and a PRB voluntary employees' beneficiary association

(VEBA) trust as follows: $33.8 million will be contributed to the Pension trust; and $9.7 million will be contributed to the VEBA trust.

8. After payment by the United States is received, the Parties shall promptly submit to the United States Court of Federal Claims a joint motion to dismiss plaintiff's case with prejudice.

9. Upon satisfaction of the terms set forth in paragraph 8, the United States releases, discharges with prejudice, waives, and abandons all claims, defenses, and rights of offset and/or recoupment, known or unknown, except for fraud, against USEC, its parent company and affiliates, officers, agents, and employees, relating to the closing of the Portsmouth Segment, including but not limited to those: (a) related to or arising under CAS 413 50(c)(12) with regard to USEC's calculation of the United States' share of the adjustment of previously-determined pension and PRB costs of the Portsmouth Segments; and (b) for any claims for costs, expenses, attorneys' fees, and damages of any sort.

10. The Agreement is in no way related to or concerned with income or other taxes for which Plaintiff is now liable or may become liable in the future as a result of this Agreement.

11. Plaintiff warrants and represents that no other action or suit with respect to claims related to pension and PRB costs incurred while performing work for DOE is pending or will be filed in or submitted to any other court, administrative agency, or legislative body. Plaintiff further warrants and represents that it has made no assignment or transfer of all or any part of its rights arising out of or relating to the claims advanced in this suit. Should there be now or in the future any violation of these warranties and representations, any amount paid by the United States pursuant to this Agreement shall be refunded promptly by Plaintiff, together with interest thereon at the rates provided in 41 U.S.C. § 7109, computed from the date the United States makes payment.

12. This Agreement is for the purpose of settling this case and any claims by Plaintiff, and for no other. Accordingly, this Agreement shall not bind the Parties, nor shall it be cited or otherwise referred to, in any proceedings, whether judicial or administrative in nature, in which the Parties or counsel for the Parties have or may acquire an interest, except as is necessary to effect the terms of this Agreement.

13. Plaintiff's counsel represents that he has been and is authorized to enter into the Agreement on behalf of Plaintiff.

14. Government counsel represents that he has been and is authorized to enter into this Agreement on behalf of the Government.

15. This document constitutes a complete integration of the Agreement between the Parties and supersedes any and all prior oral or written representations, understandings, or agreements among or between them.

16. This Agreement shall be considered executed on the date of the latest signature signifying a party's agreement to its terms.

17. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

18. Each party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

19. Each party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion.

20. This Agreement is governed by the laws of the United States. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this

Agreement and shall not, therefore, be construed against either party for that reason in any subsequent dispute. This Agreement is intended to be for the benefit of the Parties only.

[Signatures on the Following Page]

AGREED TO:

Thomas Lemmer
DENTONS
1400 Wewatta Street
Suite 700
Denver, CO 80202
Tel: (303) 634-4000
Tom.Lemmer@dentons.com

Counsel for United States Enrichment Corporation

AGREED TO:

BRIAN M. BOYNTON
Acting Assistant Attorney General

MARTIN F. HOCKEY, JR.
Acting Director

STEVEN J. GILLINGHAM
Assistant Director and Authorized Representative of the Attorney General

ALBERT S. IAROSSI
Trial Attorney
Commercial Litigation Branch
Civil Division
U.S. Department of Justice
P.O. Box 480
Ben Franklin Station
Washington, DC 20044
Telephone: (202) 616-3755
E-mail: albert.s.iarossi@usdoj.gov

Attorneys for Defendant

DATED: August 31, 2021

DATED: 9/7/21